SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                     ---------------------------------------
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
           -----------------------------------------------------------
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]   Preliminary Proxy Statement        [ ]   Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2)

[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                                   TCPI, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

         -------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         ----------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)      Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------

(5)      Total fee paid:
                         -------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:
                                                         -----------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
                                 -----------------------------------------------

(2)      Form, Schedule or Registration Statement No.:
                                                       -------------------------

(3)      Filing Party:
                       ---------------------------------------------------------

(4)      Date Filed:
                     -----------------------------------------------------------

                                     [LOGO]
                                   TCPI, INC.
                              3333 S.W. 15th Street
                          Pompano Beach, Florida 33069


     YOUR VOTE FOR PROPOSAL #2 IS ESSENTIAL TO TCPI'S CONTINUED OPERATIONS.
           WITHOUT YOUR SUPPORT ON PROPOSAL #2, TCPI WILL BE UNABLE TO
                        ADEQUATELY FUND ITS OPERATIONS.

THE BOARD OF DIRECTORS HAS DETERMINED THAT IT IS IN THE BEST INTEREST OF TCPI AND ITS SHAREHOLDERS TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. TCPI MUST HAVE ADDITIONAL SHARES OF CAPITAL STOCK AUTHORIZED IN ORDER TO HAVE THE POTENTIAL ABILITY TO ACCESS THE CAPITAL MARKETS TO FUND ITS PRESENT OPERATIONS AS WELL AS ONGOING RESEARCH AND DEVELOPMENT ACTIVITIES RELATED TO NEW PRODUCTS AND TECHNOLOGY.

        EVERY VOTE IS IMPORTANT. VOTE NOW BY PHONE, THE INTERNET OR MAIL.


                                                               [March 23], 2001
Dear Shareholder:

         On behalf of the Board of Directors and Management of TCPI, Inc. ("TCPI" or the "Company"), you are hereby invited to attend the Annual Meeting of Shareholders of TCPI being held in the Cypress Room of the Oaks Clubhouse of the Palm-Aire Country Club & Resort, 3701 Oaks Clubhouse Drive, Pompano Beach, Florida on Monday, April 30, 2001, at 10:00 a.m., local time.

         While the notice of meeting and proxy statement on the following pages covers the formal business of the meeting in greater detail, PLEASE KNOW THAT YOUR VOTE IS CRITICAL TO TCPI'S CONTINUED OPERATIONS. UNLESS WE RECEIVE YOUR FAVORABLE VOTE ON PROPOSAL #2 WE WILL NOT HAVE A SUFFICIENT AMOUNT OF COMMON STOCK TO MEET OUR CURRENT OBLIGATIONS OR TO POTENTIALLY ACCESS ANY CAPITAL SOURCES TO FUND OUR PRESENT OPERATIONS AS WELL AS ONGOING RESEARCH AND DEVELOPMENT ACTIVITIES FOR NEW PRODUCTS AND TECHNOLOGY. WITHOUT YOUR SUPPORT ON PROPOSAL #2, TCPI WILL BE UNABLE TO ADEQUATELY FUND ITS OPERATIONS. UNVOTED SHARES HAVE THE EFFECT OF A NO VOTE. THERE CAN BE NO ASSURANCE THAT EVEN IF PROPOSAL #2 IS APPROVED THAT TCPI WILL BE ABLE TO ACCESS OR UTILIZE ANY CAPITAL SOURCES. THE FAILURE TO ACCESS OR UTILIZE SUCH CAPITAL SOURCES IN THE NEAR FUTURE WILL LIKELY PUT TCPI'S OPERATIONS IN GRAVE JEOPARDY.

         THE BOARD OF DIRECTORS HAS DETERMINED THAT IT WOULD BE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS TO AMEND TCPI'S ARTICLES OF INCORPORATION AND RECOMMENDS A VOTE IN FAVOR OF PROPOSAL #2. IT IS URGENT THAT YOU REVIEW THIS INFORMATION AS SOON AS POSSIBLE AND RETURN YOUR VOTE BY PHONE, THE INTERNET OR MAIL AS PER THE INSTRUCTIONS. THE FUTURE OF YOUR COMPANY DEPENDS ON YOUR FAVORABLE VOTE.

         The notice of meeting and proxy statement on the following pages covers the formal business of the meeting in greater detail. Whether or not you expect to attend the meeting, please sign, date, and promptly return your proxy in the enclosed envelope to assure your shares will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

         The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

        Sincerely,
       /s/ Martin Gurkin, Ph.D.           /s/ Elliott Block, Ph.D.
       Chairman of the Board              President and Chief Executive Officer

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS...................................  3
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION..........................  4
         Voting Information................................................  5
         Quorum............................................................  5
         Effect of Abstentions and Broker Non-Votes........................  5
ELECTION OF DIRECTORS......................................................  5
MANAGEMENT.................................................................  7
         Compensation of Directors.........................................  8
         Meetings of the Board of Directors and Standing Committees........  9
AUDIT COMMITTEE REPORT.....................................................  9
EXECUTIVECOMPENSATION......................................................  11
         Summary Compensation Table........................................  11
         Stock Option Grants and Exercises.................................  12
         Compensation Committee Interlocks and Insider Participation.......  13
         Compliance With Section 16(a) of the Securities Exchange Act......  13
         Employment Contracts..............................................  13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................       14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  15
COMPENSATION AND STOCK OPTION COMMITTEE REPORT.............................  16
STOCK PERFORMANCE GRAPH....................................................  17
ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES..............................................  19
ADOPTION OF AMENDED AND RESTATED ARTICLES OF  INCORPORATION
TO REDUCE THE PERCENTAGE OF SHARES REQUIRED TO AMEND, ALTER,
CHANGE OR REPEAL ANY PROVISION OF THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION..................................................  20
INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS............  21
PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING......................  21
OTHER MATTERS..............................................................  21
APPENDIX A--CHARTER FOR THE AUDIT COMMITTEE OF TCPI, INC...................  23
APPENDIX B--AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF TCPI, INC...............................................................  25

                                   TCPI, INC.
                              3333 S.W. 15th Street
                          Pompano Beach, Florida 33069

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 30, 2001

--------------------------------------------------------------------------------
         IT IS IMPERATIVE THAT YOU VOTE "FOR" PROPOSAL 2. A VOTE OF 60%
         OF ALL SHARES OUTSTANDING IS REQUIRED TO PASS THIS AMENDMENT.
--------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of TCPI, Inc. (the "Company") will be held at the Cypress Room of the Oaks Clubhouse of the Palm-Aire Country Club & Resort, 3701 Oaks Clubhouse Drive, Pompano Beach, Florida on Monday, April 30, 2001, at 10:00 a.m., local time for the following purposes:

          1. To elect two Class II directors for a three-year term expiring in 2004;

          2. To adopt the proposed Amended and Restated Articles of Incorporation contained in the Proxy Statement that accompanies this Notice in order to increase the total number of all classes of the Company's capital stock to 275,000,000 shares from 125,000,000; 250,000,000 shares shall have a par value of $.001 and shall be designated Common Stock and 25,000,000 shares shall have a par value of $.001 and shall be designated Preferred Stock;

          3. To adopt the proposed Amended and Restated Articles of Incorporation contained in the Proxy Statement that accompanies this Notice in order to reduce from 60% of the issued and outstanding shares to a majority of the votes cast as the amount of shares required to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 2, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Shareholders of record on March 2, 2001 are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING AND WHETER OR NOT THEY OWN SHARES ON THE DATE THEY RECEIVE THIS PROXY. SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY'S ANNUAL REPORT ON FORM 1O-K WHICH HAS IMPORTANT INFORMATION INCLUDING FORWARD LOOKING STATEMENTS.

         Last year the scheduled annual meeting had to be adjourned to a later date for lack of a quorum. It is important that your shares are represented this year whether or not you are personally able to attend the Annual Meeting. We urge you to vote your shares by signing and returning the enclosed proxy promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business and an affirmative vote of 60% of the issued and outstanding shares are necessary to adopt the important proposals relating to the Amended and Restated Articles of Incorporation.

                                             By Order of the Board of Directors,
                                             /s/ Jay E. Eckhaus
Pompano Beach, Florida                       Secretary
March [23], 2001

                                   TCPI, INC.
                              3333 S.W. 15th Street
                          Pompano Beach, Florida 33069

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

         This proxy statement is first being sent to shareholders on or about March 23, 2001, in connection with the solicitation of proxies by the Board of Directors of TCPI, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Monday, April 30, 2001 and at any adjournment thereof (the "Meeting"). The close of business on March 2, 2001, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 80,640,911 shares of $.001 par value common stock ("Common Stock"), entitled to one vote per share. There are no other securities of the Company that are entitled to vote at the Meeting.

         Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote

          1.   FOR the election of the directors listed on the proxy card;

          2. FOR adoption of the proposed Amended and Restated Articles of Incorporation contained in this Proxy Statement which will have the effect of increasing the total number of all classes of the Company's capital stock to 275,000,000 shares from 125,000,000; 250,000,000 shares shall have a par value of $.001 and shall be designated Common Stock and 25,000,000 shares shall have a par value of $.001 and shall be designated Preferred Stock; and

          3. FOR adoption of the proposed Amended and Restated Articles of Incorporation contained in this Proxy Statement which will have the effect of reducing from 60% of the issued and outstanding shares to a majority of the votes cast as the amount of shares required to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation.

         In addition, if there is not a quorum at the meeting, or if there are not sufficient votes to pass the Charter Amendments, the proxy holders may vote the shares in favor of an adjournment of the meeting in order to solicit additional proxies to constitute a quorum and to pass the Charter Amendments. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote them according to their best judgment. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

         APPROVAL OF PROPOSALS 2 AND 3 ("CHARTER AMENDMENTS") REQUIRE THE AFFIRMATIVE VOTE OF 60% OF THE OUTSTANDING SHARES OF THE CORPORATION ENTITLED TO VOTE AT THE ANNUAL MEETING. EACH VOTE IS EXTREMELY IMPORTANT. A FAILURE TO VOTE IS COUNTED AS A VOTE AGAINST THE CHARTER AMENDMENTS.

Voting Information

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the approval of the election of directors. The affirmative vote of the holders of 60% of the shares of Common Stock outstanding as of the record date is required for the approval of each of the two Charter Amendment Proposals.

         Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposals 2 or 3(which is commonly referred to as a "broker non-vote").

Quorum

         A majority of the outstanding shares of Common Stock of the Company represented at the meeting in person or by proxy shall constitute a quorum for the conduct of business.

Effect of Abstentions and Broker Non-Votes

         Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. Under Florida law and the Company's bylaws, abstentions and broker non-votes have the effect of a vote against Proposal 2 and Proposal 3, but have no effect on Proposal 1.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes of directors. The board members and classifications are as follows:

     Class I                 Class II                        Class III
     -------                 --------                        ---------

                             Clayton Rautbord               Elliott Block, Ph.D.
     Noel Buterbaugh         Stanley M. Reimer, Ph.D.       Martin Gurkin, Ph.D.

         The Company's Charter provides that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 2001 (Class III directors), 2002 (Class II directors), and 2003 (Class I directors). Two director nominees are to be elected at the Meeting as Class III directors for a term ending in 2004, or until their respective successors shall have been elected and qualified. The Board of Directors has adopted a policy that directors retire at age 73, unless the Board of Directors waives such retirement age.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by the Board for election to the Board of Directors as Class III directors to succeed themselves for a term of three years, expiring at the 2004 Annual Meeting of Shareholders, and until their successors are elected and qualified.

         ELLIOTT BLOCK, Ph.D., 56, President since September 12, 2000 and Chief Executive Officer since May 1999 and a Director of the Company since September 1999, has responsibility for the Company's strategic direction and day-to-day business operations. Dr. Block has more than 28 years of senior level experience in the research, manufacturing and international marketing of over-the-counter and clinical diagnostic products, as well as the operation of licensed clinical laboratories. Dr. Block was the President, CEO and a director of Medicorp Inc., a privately held biomedical company headquartered in Montreal, Canada from its inception in 1986 to 1999. Medicorp is involved in the research, manufacturing and international marketing of clinical diagnostic tests, the distribution of research kits and reagents in Canada and the operation of a licensed clinical laboratory. He was also instrumental in forming Decision Diagnostics LLC, a joint venture with Dianon Systems, Inc. (Nasdaq: DIAN), to license new technology for the improved diagnosis of prostate cancer. From 1981 through 1985, Dr. Block served as a director and the first President and CEO of Hygeia Sciences, Inc. Hygeia developed and manufactured the "First Response" over-the-counter pregnancy and ovulation kits marketed by Tambrands, Inc. (the manufacturer of "Tampax" products), which subsequently purchased Hygeia. These same assays were manufactured for Hoffmann-La Roche, which sold them to the professional market. From 1972 through 1981, he held positions of increasing responsibility at Becton Dickinson Immunodiagnostics, a division of Becton, Dickinson & Co., including Vice President, Operations and Vice President, Research & Development. Previously, he worked in clinical diagnostics research at Syva Company. Dr. Block has a Ph.D. from Brandeis University and was an Alexander von Humboldt Fellow at the University of Cologne, Germany. He has a B.A. degree from Queens College.

         MARTIN GURKIN, Ph.D., 68, Chairman of the Board of Directors since September 12, 2000 has been a Director of the Company since January 1996. Dr. Gurkin served as Senior Vice President and Chief Operating Officer of the Company from 1996 to March 5, 1999. Prior to joining the Company, he served as Vice President of ISCO, Inc., a company engaged in the manufacture of scientific analytical instrumentation, from October 1989 to December 1995. Prior to joining ISCO, Inc., Dr. Gurkin was employed in various capacities for over 17 years by
E. M. Science (an affiliate of E. Merck KGAA), a company engaged in the manufacturing of laboratory reagents and chromatography supplies.

         The Board of Directors recommends a vote "FOR" the election of the nominees for Class III directors.

Directors

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2001 Annual Meeting of Shareholders.

         NOEL BUTERBAUGH, 67, has been a Director of the Company since April 1998. He has 45-plus years of experience in biotechnology and medical technology. Until his retirement in 1999, Mr. Buterbaugh was President and Chief Executive Officer of BioWhittaker, Inc. which was acquired by Cambrex Corporation (NYSE: CMB) in 1997. He was with BioWhittaker since the early 1950s and became its President in 1979. BioWhittaker is a major supplier of cell cultures and related scientific products to the biotechnology industry and the leading supplier worldwide of these biological products to the medical and clinical diagnostics industry. He holds a Bachelor of Science degree in Business Administration from American University in Washington, D.C. In addition to his corporate responsibilities, Mr. Buterbaugh presently is a Director of Kirkegaard & Perry Laboratories, Inc., Maryland Health Care Development Corporation and the High Technology Council of Maryland. His previous outside service included posts as a Director of the Health Industry Manufacturers Association (HIMA) and Chairman of the HIMA Science and Technology Steering Committee, as well as a member of the U.S. Department of Commerce Technical Advisory Committee on Biotechnology (BIOTAC).

         CLAYTON L. RAUTBORD, 73, has been a Director of the Company since August 1996. Mr. Rautbord is presently the Secretary and Treasurer of Wenk Aviation & Marine Insurance, Inc. Corporation since 1990. From 1980-1989, he was the founder and President of Photo Con-X-Ion, Inc., a manufacturer of photographic chemicals, and was the President and CEO of APECO, a company listed on the NYSE, from 1963 to 1974. In addition to the Company's Board of Directors, Mr. Rautbord also serves on the Board of Directors of Albany Bank and Trust Company in Chicago.

         STANLEY M. REIMER, Ph.D., 70, has been a Director of the Company since September 1998. Dr. Reimer has more than 30 years of diverse experience in the healthcare industry, including basic and applied research and technical, clinical and public health management. Since 1998, Dr. Reimer has served as the Director of Laboratories of PAR Toxicology Laboratories. Since 1988, Dr. Reimer has been President of Laboratory Management Associates, which provides direction and consultation to the clinical laboratory and healthcare industry. He also served as Assistant Commissioner of Health and Director of the Public Health Laboratories for the City of New York from 1991 to 1996. In addition, Dr. Reimer previously was Vice President and General Manager of Allied Clinical Laboratories from 1985 to 1988 and Vice President and Area Manager with Bio-Science Laboratories from 1971 to 1985. Dr. Reimer holds Bachelor of Science degrees in chemistry and physiology from Allegheny College and both his Master of Science degree and Ph.D. in biochemistry from Rutgers University. His research and teaching affiliations have included Academy of Senior Professionals at Eckerd College; Harvard Medical School; Beth Israel Hospital (Boston, MA); National Heart Institute; Downstate Medical Center (Brooklyn, NY); Long Island University; and Woods Hole Marine Biology Laboratories. He also holds laboratory director licenses in Florida and New York.

         Jack L. Aronowitz, formerly a Class I director, resigned as a director, effective December 19, 2000. The Board of Directors is seeking a candidate to replace Mr. Aronowitz, but has not as yet identified such candidate nor is any person nominated to fill the vacancy left by his resignation.

                                   MANAGEMENT

         Executive officers of the Company are elected by the Board of Directors to hold office until their successors have been chosen and qualified or until earlier resignation or removal. The Executive Officers are indemnified to the fullest extent now or hereafter permitted by the Company's Amended and Restated Articles of Incorporation and the laws of the State of Florida, or any other applicable law. Set forth below are the names, positions and ages of the Company's executive officers (who were not also directors) as of December 31, 2000.

NAME                           AGE         POSITION
----                           ---         --------

Jay E. Eckhaus                  56         Vice President, General Counsel and
                                           Secretary

Robert M. Morrow                63         Vice President of Sales and Marketing

Walter V. Usinowicz, Jr.        53         Vice President of Finance and Chief
                                           Financial Officer

         JAY E. ECKHAUS, Vice President, General Counsel and Secretary since 1998, has more than 25 years of extensive corporate and commercial legal experience. From 1990 to 1998, Mr. Eckhaus was in private practice focusing on corporate and commercial law. He held senior level positions at General Foods Corporation from 1973 to 1989, including vice president and chief counsel of its baking operations as well as assignments in both domestic and international food operations. Mr. Eckhaus also served as vice president, general counsel and secretary for the U.S. operations of Alfa-Laval, Inc., a leading European technology company. He received his Juris Doctor degree from Ohio State University and his B.S. degree in Business Administration from Bowling Green State University. Mr. Eckhaus is a member of the Florida Bar.

         ROBERT M. MORROW, Vice President of Sales and Marketing since 1999, has more than 33 years of senior management experience in various industries that include over-the-counter diagnostics, prescription pharmaceuticals, medical devices, food products and services and hospitality with a strong emphasis on sales and marketing. He was President and Acting Chief Executive Officer of Thames Pharmacal Co. from 1997 to 1999. From 1982 to 1997, Mr. Morrow served in numerous executive assignments with Nutmeg Consultants that include: Vice President and General Manager of TurboChef, Inc.; Executive Vice President, Chief Operating Officer and Director of Veriden Corporation; President, Chief Executive Officer, Co-Founder and Director of Kushi Macrobiotics Corp.; President and Chief Operating Officer for Culinar Sales Corp.; President and Chief Operating Officer for RIM Industries, Inc.; Executive Vice President and Chief Operating Officer for Savoy Industries, Inc.; and Senior Vice President and General Manager of Hicks & Greist Advertising Agency. In addition, from 1974 to 1982, Mr. Morrow was Group Vice President of Marketing and Development/Food Group of International Telephone & Telegraph Corp. He also served as Director of Marketing and Sales for Revlon, Inc. and Almay Cosmetics Co. Mr. Morrow has an M.B.A. degree from Long Island University and a B.S. degree in chemistry and marketing research from Ohio State University.

         WALTER V. USINOWICZ, JR., Vice President of Finance and Chief Financial Officer since November 1999, is responsible for the Company's financial reporting and treasury functions, as well as support of the Company's strategic planning and business development activities. Mr. Usinowicz has more than 25 years of senior management experience in the life sciences and medical technology industries that includes financial management, business development and general management experience. From 1990 to 1999, Mr. Usinowicz was primarily engaged in the management of start-ups and turnaround situations. During 1999, he was Chief Financial Officer of BuyMatrix, Inc., an e-commerce store serving the needs of physicians, where he was successful in securing the initial venture capital funding. Previously, from 1990 to 1999, Mr. Usinowicz held executive management positions in several biotechnology companies, where he was successful in establishing strategic alliances, conducting financial turnaround activities and raising capital. From 1991 to 1994, Mr. Usinowicz was the Chief Operating Officer of Rocky Mountain Instrument Co., a manufacturer of precision optics. From 1984 to 1990, he served as Chief Financial Officer of Mountain Medical Equipment, Inc., a publicly held manufacturer of respiratory therapy equipment. From 1974 to 1984, he held managerial positions at Becton, Dickinson & Company, including Director of Business Planning-Laboratory Group and controller at a diagnostics division. Prior to that, he held positions in manufacturing cost accounting and production control systems at W. R. Grace & Co. and at General Foods Corporation. Mr. Usinowicz holds an M.B.A. degree from New York University and a B.S. degree in Finance from Lehigh University.

         There is no family relationship between any executive officer or director of the Company.

Compensation of Directors

         Each non-employee director of the Company is paid an annual fee of $5,000. Each non-employee director acting as a Committee Chair receives an additional $500 per year. In addition, each non-employee director receives $500 for each Committee and Board of Directors meeting attended, provided that the Committee meeting is other than on a day when a Board Meeting is held. Non-employee directors are also reimbursed for their travel expenses to meetings of the Board of Directors. On June 16, 2000, each non-employee director was granted an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $0.84 per share. No director who is an employee of the Company receives separate compensation for services rendered as a director.

Meetings of the Board of Directors and Standing Committees

         The Board of Directors held ten meetings during the year ended December 31, 2000. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Mr. Jack L. Aronowitz resigned from the Board of Directors in December 2000. The vacancy created by his resignation has not been filled.

         The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation and Stock Option Committee and the Board Organization and Governance Committee. All such Committees consisted of non-employee directors: Mr. Buterbaugh, Dr. Gurkin, Mr. Rautbord and Dr. Reimer.

         The Audit Committee held one meeting during the year ended December 31, 2000. The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company (including its system of internal controls and financial management practices), to select the Company's independent accountants and to meet with the Company's independent accountants to address and review the scope and results of the audit and other services performed by the Company's independent accountants. Three of the four members of the Audit Committee are independent as defined in Rule 4200 of the NASD's listing standards.

         The Compensation and Stock Option Committee held two meetings during the year ended December 31, 2000. The primary functions of the Compensation and Stock Option Committee are to review and approve the Company's compensation policies and practices, to propose compensation levels for executive officers and other key employees and to administer the Company's 2000 Stock Option Plan.

         The Board Organization and Governance Committee held three meetings during the year ended December 31, 2000. The Board Organization and Governance Committee is responsible for corporate governance and also serves as the Nominating Committee for the Company. The Committee will consider nominees for director recommended by shareholders. Any shareholder who wishes to submit a recommendation for director of the Company should send it to Jay E. Eckhaus, Esq., Secretary, at the Company's address on the front of this Proxy Statement.

                             AUDIT COMMITTEE REPORT

         The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this Charter is included in Appendix A. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended. The Company's independent auditors also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors the firm's independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee recommended to the Board of Directors the selection and appointment of the Company's independent auditors.

Audit Committee
---------------
Clayton L. Rautbord, Chair
Noel Buterbaugh
Martin Gurkin, Ph.D.
Stanley Reimer Ph.D.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by us during the fiscal years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and each of the three other executive officers who were employed as of December 31, 2000. No restricted stock awards, long-term incentive plan payouts or other types of compensation other than the compensation identified in the chart below were paid to these officers.


                           SUMMARY COMPENSATION TABLE



                                                                                    LONG TERM
                                                  ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        ------------------------------------------- --------------------------------
                                                                                     SECURITIES         OTHER
NAME AND PRINCIPAL                                                OTHER ANNUAL      UNDERLYING       COMPENSATION
      POSITION                 YEAR     SALARY($)    BONUS($)    COMPENSATION($)     OPTIONS(#)          ($)
------------------------       ----     ------       --------    ---------------     ----------          ---

Elliott Block, Ph.D.           2000        165,587   10,000(a)             *          150,000          26,026(c)
    President, Chief           1999        106,298          --             *          250,000                 --
    Executive Officer          1998            (b)          --            --               --                 --
    and Director

Jay E. Eckhaus                 2000        131,250          --             *           85,000                 --
    Vice President,            1999        131,750          --             *            5,000                 --
    General Counsel    and     1998         97,116      18,750             *           15,000                 --
    Secretary

Robert M. Morrow               2000        130,000          --             *           50,000                 --
    Vice President of          1999        114,250          --             *           30,000                 --
    Sales and Marketing        1998            (b)          --            --               --                 --

Walter V. Usinowicz, Jr.       2000        135,000          --             *          100,000                 --
    Vice President and         1999          4,673          --            --           35,000                 --
    Chief Financial Officer    1998            (b)          --            --               --                 --

Jack L. Aronowitz (d)          2000        169,135          --             *               --                 --
    Former President,          1999        167,512          --             *               --                 --
    Chairman of the Board      1998        160,864          --             *               --                 --
    and Chief Technical
    Officer

-------------------
* Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.

(a) Bonus paid in 2000 for the year 1999. This amount is the minimum annual bonus payable under the terms of his Employment Contract. Dr. Block has deferred payment of the $10,000 currently due him for the year 2000.

(b)  Not employed by us at that time.

(c) Principal and interest of loan amount forgiven under the terms of his Employment Contract.

(d) Mr. Aronowitz' employment with us ceased on September 12, 2000 pursuant to the termination without cause provision of his Employment Agreement dated September 27, 1996. Since that time, the contractual net amount due him (after deductions for taxes) as well as any other amounts due him are being applied periodically to the reduction of his Guaranty obligation to us.

Stock Option Grants and Exercises in 2000

         The following table sets forth the stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                                  OPTION GRANTS

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL RATES OF
                               NUMBER OF         PERCENT OF                                         STOCK PRICE APPRECIATION
                               SECURITIES       TOTAL OPTIONS                                           FOR OPTION TERM (a)
                               UNDERLYING        GRANTED TO            EXERCISE                        -------------------
                                OPTIONS         EMPLOYEES IN           PRICE PER     EXPIRATION
      NAME                     GRANTED(#)        FISCAL YEAR          SHARE ($/SH)      DATE           5% ($)         10% ($)
      ----                     ----------        -----------          ------------      ----           ------         -------
Elliott Block, Ph.D.            150,000            20.48%              $ .375         11/14/10      $ 35,375       $ 89,648

Jay E. Eckhaus                   10,000             1.37%              $2.688          2/18/10      $ 16,902       $ 42,832
                                 75,000            10.24%              $ .375         11/14/10      $ 17,688       $ 44,824

Robert M. Morrow                 10,000             1.37%              $2.688          2/18/10      $ 16,902       $ 42,832

                                 40,000             5.46%              $ .375         11/14/10      $  9,433       $ 23,906



Walter V. Usinowicz, Jr.         25,000             3.41%              $1.188          4/07/10      $ 18,678       $ 47,334

                                 75,000            10.24%              $ .375         11/14/10      $ 17,688       $ 44,824


Jack L. Aronowitz                     -                -                    -               -              -              -

---------------------------

     (a) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates and are not intended to forecast future price appreciation of our Common Stock based upon growth at these prescribed rates. We are not aware of any formula that will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on our future performance. There can be no assurance that the amounts reflected in this table will be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                               SHARES                        NUMBER OF SECURITIES UNDERLYING
NAME                         ACQUIRED ON        VALUE          UNEXERCISED OPTIONS AT FISCAL    VALUE OF UNEXERCISED IN-THE-MONEY
                             EXERCISE(#)     REALIZED($)               YEAR-END(#)                OPTIONS AT FISCAL YEAR-END($)(1)

                                                              EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE


Elliott Block, Ph.D.             --              --             166,667           233,333               --                --

Jay E. Eckhaus                   --              --             21,667            83,333                --                --

Robert M. Morrow                 --              --             30,000            50,000                --                --

Walter V. Usinowicz, Jr.         --              --             36,667            98,333                --                --

Jack L. Aronowitz                --              --                 --                --                --                --

---------------------------

     1) Calculated by multiplying the number of shares underlying options by the difference between the closing sale price for the Common Stock of $.039 as reported by the NASD OTC BB on December 31, 2000 and the exercise price of the options.

Compensation Committee Interlocks and Insider Participation

         The Compensation and Stock Option Committee consisted of Mr. Buterbaugh, Dr. Gurkin, Mr. Rautbord and Dr. Reimer. During 2000, there were no interlocking relationships of the Compensation and Stock Option Committee. Each member serving on the Compensation and Stock Option Committee was an outside director and no member, other than Dr. Gurkin, has ever been an officer or employee of the Company. Dr. Gurkin served as the Company's Senior Vice President and Chief Operating Officer until March 5, 1999.

Compliance With Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons and to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2000, the officers, directors and greater than 10% shareholders of the Company complied with all applicable Section 16(a) filing requirements.

Employment Contracts

         The Company entered into an employment agreement with Jack L. Aronowitz, dated as of January 1, 1993, as amended on September 27, 1996 and October 9, 1998, pursuant to which Mr. Aronowitz served as President of the Company. This agreement was terminated by the Company on September 12, 2000. The agreement provides that Mr. Aronowitz receive: (i) a current base salary of $175,900, increased annually by 5%; and (ii) an annual bonus of 5% of the Company's consolidated pre-tax income. The agreement also provides that Mr. Aronowitz is entitled to health insurance, a car allowance of $10,000 per year, other fringe benefits, and, at the Board's discretion, further bonuses and reimbursement for various expenses. In addition, the agreement prohibits Mr. Aronowitz (i) during and after the term of the agreement, from disclosing confidential information relating to the Company and (ii) during the term of the agreement and for a period of two years after termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has evidenced an intention to engage in business. As a result of the termination of Mr. Aronowitz's employment for other than cause on September 12, 2000, the Company must pay Mr. Aronowitz two times the above base salary in accordance with his employment agreement. This amount is being offset against his contractual obligation under a guarantee agreement with the Company relating to a loan made by the Company to a family limited partnership in which Mr. Aronowitz is believed to be a general partner. See Certain Relationships and Related Transactions.

         The Company entered into an employment agreement with Elliott Block, Ph.D., dated September 9, 1999, pursuant to which Dr. Block serves as the Chief Executive Officer of the Company. The agreement provides that Dr. Block receive:
(i) a current base salary of $173,250, increased annually by a minimum of 5%; and (ii) an annual bonus equal to 3% of the Company's after-tax net income, in a minimum amount of $10,000 and not to exceed 50% of his base salary. Dr. Block is also entitled to a one-time bonus of $25,000 upon the attainment of certain net income goals. Upon execution of this agreement, the Company granted Dr. Block 250,000 stock options at an exercise price of $1.25 per share, which have vested with respect to two-thirds of the shares underlying such options and will vest with respect to one-third of such shares on May 10, 2001. The Company also made a loan to Dr. Block in the amount of $50,000, which shall be deemed repaid with respect to 50% of the amount due and owing on each of the first two anniversary dates of this agreement as long as Dr. Block remains an employee of the Company or is not terminated for cause (as defined). Dr. Block receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Dr.
Block: (i) from disclosing confidential information relating to the Company during the term of the agreement and for five years after. Notwithstanding the foregoing, if Dr. Block's employment is terminated by the Company without cause (as defined), if he is constructively discharged, or if he terminates his employment for good reason (as defined), the Company must pay Dr. Block the greater of the amounts due for the unexpired term of employment or two times his then base salary plus an amount equal to any bonuses paid or accrued to him during the 12 months prior to such termination. Dr. Block is also entitled to receive an amount equal to two times base salary plus two times bonuses paid or accrued in the last 12 months in the event of termination following a change of control (as defined). The agreement also provides for the grant of share appreciation rights to Dr. Block. Dr. Block is also a director of the Company.

         On October 9, 1998, the Company entered into an employment agreement with Jay E. Eckhaus, pursuant to which he serves as Vice President and General Counsel. Mr. Eckhaus' current base salary is $136,500, which may be increased at the discretion of the Board of Directors. On May 27, 1999, the Company entered into an employment agreement with Robert M. Morrow, pursuant to which he serves as Vice President of Sales and Marketing. Mr. Morrow's current base salary is $135,200, which may be increased at the discretion of the Board of Directors. The Company also granted Mr. Morrow 30,000 options upon execution of the agreement at an exercise price of $1.375 per share, which have vested with respect to two-thirds of the shares underlying such options and will vest with respect to one-third of such shares on February 23, 2002. On November 22, 1999, the Company entered into an employment agreement with Walter V. Usinowicz, Jr., pursuant to which he serves as Vice President and Chief Financial Officer of the Company. Mr. Usinowicz' current base salary is $135,000, which may be increased at the discretion of the Board of Directors. The Company also granted Mr. Usinowicz 35,000 options upon execution of the agreement at an exercise price of $0.4375 per share, which have vested with respect to one-third of the shares underlying such options and will vest with respect to one-third of the shares underlying such options on each of December 7, 2001 and 2002. The agreements also provide that Messrs. Eckhaus, Morrow and Usinowicz may receive yearly bonuses at the discretion of the Board of Directors. Messrs. Eckhaus, Morrow and Usinowicz also receive health insurance, other fringe benefits and reimbursement for business expenses. In addition, the agreements prohibit Messrs. Eckhaus, Morrow and Usinowicz during and after the expiration of the agreement for a period of five years from disclosing confidential information relating to the Company. Each of the aforementioned agreements provide that in the event that the employment of any of them is terminated by the Company for any reason other than for Cause (as defined in the agreement) or by the employee without Good Reason (as defined in the agreement), the aforementioned employee receives an amount equal to the employee's base salary for the remainder of the term of the respective agreement (but at least six months' base salary) plus an amount equal to the bonus paid to such employee in the previous fiscal year (two times salary plus two times bonus paid or accrued in the last year in the event of termination following a "change if control" as defined in the agreement.) The agreements also provide for the grant of share appreciation rights to Messrs. Eckhaus, Morrow and Usinowicz.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During August 1998, the Company's outside directors unanimously approved the Company's guarantee, for a period of up to 90 days, of $750,000 of the collateral obligations of Mr. Aronowitz's family limited partnership (the "Partnership") to a brokerage house. Under the terms of the Company's agreement with the Partnership, the brokerage house called on the Company's guarantee; the Partnership then executed and delivered to the Company a promissory note personally guaranteed by Mr. Aronowitz in an amount equal to the amount of the guarantee. The note was a six-month note payable on demand and bears interest at the rate of interest of 7 3/4% per annum. In February 1999, accrued interest was paid and the note was extended an additional three months. After becoming due on May 26, 1999, interest was paid and an additional extension of one year was authorized by the Board of Directors. The balance of funds advanced under the note was approximately $647,000 at December 31, 1999, and was included in due from related party in the balance sheets based on the Company's understanding that such amounts will be repaid during 2000. At the Board meeting on April 27, 2000, the Board of Directors granted an additional eighteen-month extension of the note commencing on September 1, 2000, upon the condition that quarterly payments on the Note commence on September 1, 2000. No such payment was made on September 1, 2000. On October 25, 2000, the Company accelerated the principal and interest due on the Promissory Note for non-payment. As of March 1, 2001, the amount of the indebtedness is approximately $628,000. The Company has commenced litigation against the family limited partnership and Mr. Aronowitz to collect on the note. The amount of the indebtedness is being offset against the payments the Company is required to make to Mr. Aronowitz under the termination without cause provision of his employment agreement.

         The Company and Mr. Aronowitz are parties to an exclusive, worldwide license agreement dated January 31, 1996 ("License Agreement") under which the Company has the right to manufacture, promote, market and sell all medical, pharmaceutical and health care products and devices created by Mr. Aronowitz on or before the date of the License Agreement. The License Agreement is for a term of twenty years with automatic renewals and requires annual fees equal to the greater of (i) 3% of net collected sales revenues from products based upon certain technology or (ii) $10,000, with an aggregate maximum limitation of $10,000,000. The License Agreement replaces an earlier license agreement with similar provisions. During 2000, 1999, 1998, 1997 and 1996, Mr. Aronowitz earned approximately $ 91,000, $149,000, $161,000, $171,000 and $114,000 respectively, pursuant to the License Agreement. He waived all licensing fees due him for the years ended December 31, 1995 and 1994. Mr. Aronowitz is also party to an employment contract with the Company. See "Employment Contracts."

         The Company made a loan to Dr. Block in the amount of $50,000 pursuant to his Employment Agreement with the Company, which shall be deemed repaid with respect to 50% of the amount due and owing on each of the first two anniversary dates of this agreement as long as Dr. Block remains an employee of the Company or is not terminated for cause (as defined). The principal amount of this loan bears interest at the London Interbank (LIBOR) rate, as adjusted quarterly, with such principal and accrued interest due on September 1, 2001, subject to such loan being deemed repaid as provided above. As of February 28, 2001, the outstanding principal and interest was $27,021.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 2, 2001 with respect to the Common Stock of the Company owned by (1) any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (2) each director and director nominee of the Company, (3) each executive officer named in the Summary Compensation Table and (4) all directors and executive officers as a group.

         On March 2, 2001 there were 80,640,911 shares of Common Stock outstanding. Unless indicated, each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(a)        BENEFICIAL OWNERSHIP(b)   PERCENT

Elliott Block, Ph.D.                                 180,267(c)              *

Noel Buterbaugh                                       41,600(c)              *

Jay E. Eckhaus                                        23,867(c)              *

Martin Gurkin, Ph.D.                                  40,000(c)              *

Robert M. Morrow                                      40,000(c)              *

Clayton L. Rautbord                                   44,200(c)              *

Stanley M. Reimer, Ph.D.                              43,600(c)              *

Walter V. Usinowicz, Jr.                              36,667(c)              *

Jack L. Aronowitz(d)(e)(f)                         4,130,136                5.1

All directors and executive officers
as a group (9 persons)                             4,580,517                5.7
---------------------

*    Does not exceed one percent.

(a) The address of each of Messrs. Block, Buterbaugh, Eckhaus, Gurkin, Morrow, Rautbord, Reimer and Usinowicz is c/o TCPI, Inc., 3333 S.W. 15th Street, Pompano Beach, FL 33069.

(b) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(c)  Includes options that are currently exercisable in the following amounts:
     Dr. Block - 166,667; Mr. Buterbaugh - 40,600; Mr. Eckhaus - 21,667; Dr. Gurkin - 40,000; Mr. Morrow - 30,000; Mr. Rautbord - 42,600: Dr. Reimer - 40,600; and Mr. Usinowicz - 36,667.

(d)  The address for Mr. Aronowitz is 6591 Skyline Dr., Delray Beach, FL  33446.

(e) Mr. Aronowitz' employment with us ceased on September 12, 2000 pursuant to the termination without cause provision of his Employment Agreement dated September 27, 1996.

(f) The amount of shares beneficially owned by Mr. Aronowitz is based on Form 4 filed by Mr. Aronowitz for the month ended December, 2000. The amount beneficially owned includes 500,000 shares that may be acquired upon the exercise of a currently exercisable warrant.


                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

         The Compensation and Stock Option Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 2000 were made with respect to the executive officers of the Company.

         The Compensation and Stock Option Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company shareholders and to motivate the Company executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Compensation and Stock Option Committee will seek to provide a competitive total compensation package that enables the Company to attract and retain key personnel; to provide variable compensation opportunities, primarily on an annual basis, that are linked to corporate performance goals; and to provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders. The compensation program for executive officers consists of the following components: base salary, annual incentive compensation and stock options. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company.

         For 2000, compensation, including salary, bonuses and stock option grants, for the executives other than the Chief Executive Officer was set based principally upon the factors described in the previous sentence. Compensation for the Chief Executive Officer was set based upon the Chief Executive's employment agreement (see "Employment Contracts"). When selecting the new Chief Executive Officer, the Board of Directors generated a list of possible candidates and interviewed several of them before narrowing the selection to Dr. Block. The Board then entered into arm's-length-negotiations with Dr. Block concerning his compensation and benefits. The Compensation and Stock Option Committee determined that Dr. Block's compensation package is competitive with compensation paid to executive officers of similar companies in the industry who have similar experience to Dr. Block.

         The Compensation and Stock Option Committee intends to periodically review the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. While salary adjustments ordinarily will be determined and made at 12-month intervals, for the 2001 fiscal year, the executive officers did not receive salary increases nor were bonuses paid in light of the Company's current financial position.

         Respectfully submitted,

         Compensation and Stock Option Committee
         ---------------------------------------
         Noel Buterbaugh, Chair
         Martin Gurkin, Ph.D.
         Clayton Rautbord
         Stanley Reimer, Ph.D.

                             STOCK PERFORMANCE GRAPH

         The following graph shows the Company's cumulative total return to shareholders compared to the Russell 2000 Index and a peer group consisting of healthcare stocks (excluding biotechnology companies) identified below as "Nasdaq Health Services." The graph shows cumulative total return over the period from February 2, 1995, the first day that the Company was traded publicly, and the end of the fiscal year 2000, based on an initial investment of $100. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG TCPI, INC., THE RUSSELL 2000 INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX


[GRAPHIC OMITTED]




------------------------- --------------- -------------- --------------- --------------- --------------- ---------------
                           December 31,   December 31,    December 31,    December 31,    December 31,    December 31,
          Name                 1995           1996            1997            1998            1999            2000
------------------------- --------------- -------------- --------------- --------------- --------------- ---------------

TCPI                           $100           $ 46            $ 57            $ 7             $ 3            $ 0.2
------------------------- --------------- -------------- --------------- --------------- --------------- ---------------

Russell 2000                   $100           $116            $143            $139            $168            $163
------------------------- --------------- -------------- --------------- --------------- --------------- ---------------

Nasdaq Health Services         $100           $100            $102            $ 87            $ 70            $ 96
------------------------- --------------- -------------- --------------- --------------- --------------- ---------------

                                   PROPOSAL 2

           ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

                                    Proposal
                                    --------

         The Board of Directors has unanimously adopted and recommends to the shareholders the adoption of the Company's Amended and Restated Articles of Incorporation in order to increase the total number of authorized shares of all classes of the Company's capital stock to 275,000,000 shares, par value $.001, from the 125,000,000 shares of capital stock currently authorized, of which 250,000,000 shares will be designated Common Stock and 25,000,000 shares will continue being designated Preferred Stock.

         THE TEXT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION IS SET FORTH ON APPENDIX B TO THIS PROXY STATEMENT.

                                     Purpose
                                     -------

         The Company has 125,000,000 shares of capital stock currently authorized, of which 100,000,000 are designated Common Stock, par value $0.001, and 25,000,000 are designated Preferred Stock. As of March 2, 2001, there were outstanding 80,640,911 shares of Common Stock and no shares of Preferred Stock. Therefore, as of March 2, 2001, the Company had less than 20 million authorized and unissued shares of Common Stock available to it for issuance. As of March 2, 2001, based on the price of our common stock of $.06 per share, we have the obligation to issue approximately 9,614,000 additional shares of Common Stock upon the conversion of outstanding debentures and the exercise of warrants previously issued to The May Davis Group. Additionally, we have entered into a $25,000,000 private equity line with Swartz Private Equity, LLC and a $10,000,000 credit line with GMF Holdings under which we will have to issue an indeterminate amount of shares of the Company's Common Stock if we choose to access capital under either facility. Due to the decline in the price per share of the Common Stock in the public market from the time that the Company arranged for the private equity line with Swartz Private Equity LLC and the issuance of convertible debt and warrants to The May Davis Group, the Company does not have sufficient authorized and unissued shares of Common Stock available to fully utilize the Swartz Private Equity, LLC $25 million equity line or the GMF Holdings $10 million credit line financing facilities now in place, or to have the potential ability to access the capital markets to fund its present operations as well as ongoing research and development activities related to new products and technology, unless the Company's shareholders favorably vote "FOR" this proposal.

         The Board of Directors and management believe that without the increase in the authorized shares of capital stock, TCPI will be unable to adequately fund its operations. Upon adoption of Proposal 2, the total number of shares of all classes of the Company's capital stock will be increased.


                             Effect of the Proposal
                             ----------------------

         Shareholders should note that certain disadvantages may result from the adoption of the Amended and Restated Articles of Incorporation. If the recommended Amended and Restated Articles of Incorporation are adopted, the Company's Board of Directors will have the authority to issue the additional shares of the Company's capital stock or any part thereof without further action by the shareholders except as required by applicable law or regulations. The Company's shareholders could therefore experience a significantly greater reduction in their interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued.

         The availability for issuance of additional shares of the Company's Common Stock could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, additional shares of Common Stock could be sold to persons, groups or entities known to be favorable to management or the Board of Directors. The Board of Directors is not aware of any present effort by any person or entity to accumulate the Company's securities or to obtain control of the Company.

Vote Required

         The affirmative vote of 60% of all issued and outstanding shares of capital stock is required to adopt the Amended and Restated Articles of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION. YOUR VOTE "FOR" THIS PROPOSAL IS ESSENTIAL TO TCPI'S CONTINUED OPERATIONS. WITHOUT YOUR SUPPORT ON THIS PROPOSAL, TCPI WILL BE UNABLE TO ADEQUATELY FUND ITS OPERATIONS. UNVOTED SHARES HAVE THE EFFECT OF A NO VOTE.

                                   PROPOSAL 3

           ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
       TO REDUCE THE PERCENTAGE OF SHARES REQUIRED TO AMEND, ALTER, CHANGE
              OR REPEAL ANY PROVISION OF THE AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    Proposal
                                    --------

         The Board of Directors believes it is in the best interests of the Company to reduce the percentage of shares required to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation. The mechanism in the current Articles of Incorporation requires that 60% of all issued and outstanding shares be voted to amend, alter, change or repeal the Articles of Incorporation. The Board recommends that this number be reduced to a majority of the votes cast in order to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation.

THE TEXT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION IS SET FORTH ON APPENDIX B TO THIS PROXY STATEMENT.

                                     Purpose
                                     -------

         As a result of the change in the Board of Directors and Management that occurred in the year 2000 as well as expansion of ownership of the Company's Common Stock due to a substantial increase in common shares presently outstanding related to prior funding transactions, the Board of Directors wishes to simplify the voting process in accordance with the current broad base of ownership by requiring only a majority of the votes cast to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation.

                             Effect of the Proposal
                             ----------------------

         Shareholders should note that upon adoption of this Proposal, the Amended and Restated Articles of Incorporation may be amended, altered, changed or repealed, once a quorum is present, by vote where the votes cast favoring such amendment, alteration, change or repeal of a provision of the Amended and Restated Articles of Incorporation is greater than the votes cast in opposition. The present Amended and Restated Articles of Incorporation requires a supermajority vote of 60% of all issued and outstanding shares in favor of an amendment, alteration, change or repeal for the vote by shareholders to pass.

Vote Required

         The affirmative vote of 60% of all issued and outstanding shares of capital stock is required to adopt the Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION. UNVOTED SHARES HAVE THE EFFECT OF A NO VOTE.


                       INFORMATION CONCERNING INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2001. Fees paid to the auditors the last fiscal year were $62,379 for audit related matters and $88,377 for non-audit related matters primarily related to the filing of Registration Statements and Quarterly Reports with the Securities and Exchange Commission. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.


              PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

         Proposals of shareholders intended for presentation at the 2002 annual meeting must be received by the Company on or before November [23], 2001, in order to be included in the Company's proxy statement and form of proxy for that meeting. Additionally, the Company must have notice of any shareholder proposal to be submitted at the 2002 Annual Meeting (but not required to be included in the Company's Proxy Statement) by February [6], 2002, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

         In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal, (b) the name and address of such shareholder, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and (d) any material interest of the shareholder in such proposal.

         A shareholder's notice with respect to a director nomination must set forth (a) the name of the person to be nominated, (b) the number and class of all shares of each class of stock of the Company beneficially owned by such person, (c) the information regarding such person required by paragraphs (a) and
(d) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, (d) such person's signed consent to serve as a director of the Company if elected, (e) such shareholder's name and address and (f) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder.

         The complete bylaw provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.


                                  OTHER MATTERS

         Annual Report. The Company will provide to any shareholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedule thereto, for its fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission. All such requests should be directed to TCPI, Inc., Investor Relations, 3333 S.W. 15 Street, Pompano Beach, Florida 33310. No charge will be made for copies of such annual report; however, a reasonable charge for exhibits, if requested, will be made.

         Expenses. The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock.

                                          By Order of the Board of Directors,


                                          /s/ Jay E. Eckhaus
                                          Secretary

Pompano Beach, Florida
March [23], 2001

                                   APPENDIX A
                         CHARTER FOR THE AUDIT COMMITTEE
                                       OF
                                   TCPI, INC.

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide ___ assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts of this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder's approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   APPENDIX B
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   TCPI, INC.

         The undersigned, Elliott Block, President of TCPI, Inc., a Florida corporation (the "Corporation"), hereby certifies that:

         1. The original Articles of Incorporation were filed with the Department of State on January 30, 1992 under the Corporation's previous name, Technical Chemicals and Products, Inc.

         2. In accordance with Sections 607.1003 and 607.1007 of the Florida Statutes, the Board of Directors of the Corporation ("Board of Directors") has recommended by unanimous vote at a duly convened meeting of the Board of Directors on March 8, 2001, that the shareholders of the Corporation approve, and shareholders having the voting power prescribed in Section 607.1003(5) of the Florida Statutes have approved at the Annual Meeting of Shareholders held on April 30, 2001 effective as of such date, the amendment and restatement of the Corporation's Articles of Incorporation to read in their entirety as follows (such amended and restated Articles of Incorporation to be referred to herein simply as "Articles of Incorporation"):


                                ARTICLE I - NAME
                                ----------------

         The name of the Corporation is TCPI, Inc.

                              ARTICLE II - ADDRESS
                              --------------------

         The mailing address of the Corporation is 3333 S.W. 15 Street, Pompano Beach, Florida 33069.

                             ARTICLE III - DURATION
                             ----------------------

         The duration of the Corporation shall be perpetual.


                              ARTICLE IV - PURPOSE
                              --------------------

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                     ARTICLE V - REGISTERED OFFICE AND AGENT
                     ---------------------------------------

         The address of the registered office of the Corporation is 3333 S.W. 15 Street, Pompano Beach, Florida 33069 and the name of the registered agent of the Corporation at such address is Jay E. Eckhaus, Esq.


                           ARTICLE VI - CAPITAL STOCK
                           --------------------------

         The total number of shares of all classes of capital stock of the Corporation, which the Corporation shall have the authority to issue, is 275,000,000, of which 250,000,000 shares having a par value of $.001 per share shall be designated as Common Stock and 25,000,000 shares having a par value of $.001 per share shall be designated as Preferred Stock.


         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock; (g) restrictions, if any, upon the creation of indebtedness;
(h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

                        ARTICLE VII - BOARD OF DIRECTORS
                        --------------------------------

         (a) Classified Board. The number of directors shall be determined by the Board of Directors in accordance with the By-laws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. At each annual meeting of the shareholders commencing in 2001, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation (or the resolutions adopted by the Board of Directors), and such directors so elected shall not be divided into classes pursuant to this Article VII, unless expressly provided by the terms of the Restated Articles or resolutions adopted by the Board of Directors.

         (b) Removal. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office for cause only by the shareholders of the Corporation at any annual or special meeting of shareholders by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, voting together as a single class. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

         (c) Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (d) Advance Notice of Nominations. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the term and in the manner provided in the By-laws of the Corporation.

                       ARTICLE VIII - SHAREHOLDER MEETINGS
                       -----------------------------------

         (a) Annual Meetings. Annual meetings shall be called and conducted in the manner provided in the By-laws of the Corporation.

         (b) Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chairman of the Board of Directors, the President of the Corporation or a majority of the Board of Directors or (ii) holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person.

         At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         (c) Advance Notice of Shareholder Proposals. Advance notice of shareholder proposals shall be given within the term and in the manner provided in the By-laws of the Corporation.

              ARTICLE IX - NO SHAREHOLDER ACTION BY WRITTEN CONSENT
              -----------------------------------------------------

         Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken only upon the vote of shareholders at a duly convened meeting of the shareholders in accordance with these Articles of Incorporation and the By-laws, and may not be taken by written consent of shareholders.

                      ARTICLE X - CONTROL-SHARE ACQUISTIONS
                      -------------------------------------

         The Corporation elects to be governed by Florida Statute Section 607.0902, as amended, relating to control-share acquisitions (the "Act"). The Corporation is expressly authorized to the fullest extent permitted by the Act to redeem control shares acquired in a control-share acquisition at the fair value thereof pursuant to procedures adopted by the Board of Directors.

                      ARTICLE XI - AFFILIATED TRANSACTIONS
                      ------------------------------------

         The Corporation elects not to be governed by Florida Statute Section 607.0901, as amended from time to time, concerning affiliated transactions.

              ARTICLE XII - AMENDMENTS TO ARTICLES OF INCORPORATION
              -----------------------------------------------------

         The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles ofIncorporation by shareholders at an annual or special meeting called for such purpose, where at such meeting a quorum exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action and all rights conferred upon the shareholders herein are subject to this reservation.

                             ARTICLE XIII - BY-LAWS
                             ----------------------

         The Board of Directors is expressly authorized to amend, repeal or adopt any By-law of and for the Corporation. The holders of voting stock shall to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class, to make, alter, amend or repeal any By-law of and for the Corporation.

                          ARTICLE XIV - INDEMNIFICATION
                          -----------------------------

         To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (a) is or was a director of the Corporation; (b) is or was serving as the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise (collectively, a "Business Entity"); (c) is or was an officer of the Corporation, provided such person is or was at the time a director of the Corporation; or (d) is or was serving at the request of the Corporation as an officer of another Business Entity, provided that such person is or was at the time a director of the Corporation or a director of such other Business Entity, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person is or was an officer, employee or agent of another Business Entity. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 30th day of April 2001.



                                                 By:
                                                     --------------------------
                                                     Name: Elliott Block
                                                     Title: President

                                   TCPI, INC.
                              3333 S.W. 15th Street
                          Pompano Beach, Florida 33069

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elliott Block, Ph.D. and Jay E. Eckhaus, Esq., and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value, of TCPI, Inc., a Florida corporation ("TCPI"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Cypress Room of the Oaks Clubhouse of the Palm-Aire Country Club & Resort, 3701 Oaks Clubhouse Drive, Pompano Beach, Florida on Monday, April 30, 2001, at 10:00 a.m., local time on Monday, April 30, 2001 or any adjournment or postponement thereof, or to vote to adjourn or postpone the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and in accordance with the provisions of the Proxy Statement and, in their discretion, upon any other business as may come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein. In addition, if there is not a quorum at the meeting, or if there are not sufficient votes to adopt any of the proposals, the proxy holders may vote the shares in favor of an adjournment of the meeting in order to solicit sufficient additional proxies to constitute a quorum and to adopt the proposals.

                   (Continued and to be signed on other side)
--------------------------------------------------------------------------------

                                   TCPI, Inc.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1.       Proposal 1 - Election of the following persons as Directors of TCPI:
         Nominees: Elliott Block, Ph.D., Ph.D., Martin Gurkin, Ph.D.

         [  ]  FOR all nominees            [  ]  WITHHOLD authority to vote
               except as indicated               for all nominees

         (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

2. Proposal 2 - To adopt Amended and Restated Articles of Incorporation which will increase the total number of shares of all classes of the Company's capital stock authorized to be issued to 275,000,000 shares from 125,000,000 shares--250,000,000 shares shall have a par value of $.001 and shall be designated Common Stock and 25,000,000 shares shall have a par value of $.001 and shall be designated Preferred Stock.

        [  ]    FOR             [  ]     AGAINST               [  ]    ABSTAIN

3. Proposal 3 - To adopt Amended and Restated Articles of Incorporation which will reduce from 60% of the issued and outstanding shares to a majority of the votes cast the percentage of shares required to amend, alter, change or repeal any provision of the Amended and Restated Articles of Incorporation.

        [  ]    FOR             [  ]     AGAINST               [  ]    ABSTAIN

The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders dated March ___, 2001, and the accompanying Proxy Statement.

Date:                , 2001.
      ---------------
Number of Shares of Common Stock held:
                                      --------------------------


                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Name(s) (typed or printed)

                                          --------------------------------------
                                          Address(es)


Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.